Exhibit 99.1

GAIN Capital Holdings, Inc. Announces Agreement to Acquire Open E Cry, LLC from optionsXpress Holdings, Inc.

Transaction advances GAIN’s diversification strategy and product expansion

Bedminster, N.J. – June 19, 2012 – GAIN Capital Holdings, Inc. (NYSE: GCAP), a global provider of online trading services, today announced it has signed an agreement to acquire Open E Cry, LLC (“OEC”), an online futures broker, from optionsXpress Holdings, Inc. a subsidiary of The Charles Schwab Corporation.

Founded in 2002, OEC offers direct market access to global exchanges through its proprietary software platform, OEC Trader. This platform allows OEC’s client base of high-volume traders to access the futures, options and forex markets all from a single interface.

“This acquisition represents a steady stream of fee-based revenue and is in keeping with our objective of broadening the range of products we offer to our retail and institutional customers,” said Glenn Stevens, CEO of GAIN Capital. “Futures and related exchange-traded markets are a natural fit with GAIN’s existing forex offering.”

As of March 31, 2012, OEC held $98.3 million in customer assets, with approximately 7,856 open accounts. OEC’s revenue was $13.6 million for the fiscal year ended December 31, 2011.

OEC was founded in 2002, and later acquired by optionsXpress in 2008. Subsequently, optionsXpress was acquired by Charles Schwab in 2011.

“GAIN Capital is a great fit for Open E Cry,” said Rick Tomsic, president and founder of Open E Cry. “This business combination will provide a tremendous opportunity for us to accelerate Open E Cry’s growth by leveraging GAIN Capital’s robust infrastructure and global footprint.”

The Company anticipates the transaction to close during the third quarter, and expects it to be accretive in FY 2012. OEC will continue to operate as a separate brand and its management team will remain in place.

About GAIN Capital

GAIN Capital Holdings, Inc. (NYSE: GCAP) is a global provider of online trading services. GAIN’s innovative trading technology provides market access and highly automated trade execution services across multiple asset classes, including foreign exchange (forex or FX), contracts for difference (CFDs) and exchange-based products, to a diverse client base of retail and institutional investors.

A pioneer in online forex trading, GAIN Capital operates FOREX.com, one of the largest and best-known brands in the retail forex industry. GAIN’s other businesses include GAIN GTX, a fully independent FX ECN for hedge funds and institutions, and GAIN Securities, Inc. (member FINRA/SIPC) a licensed U.S. broker-dealer.

GAIN Capital and its affiliates have offices in New York City; Bedminster, New Jersey; London; Sydney; Hong Kong; Tokyo; Singapore; Beijing and Seoul.

For company information, visit www.gaincapital.com.

About Open E Cry

Open E Cry, based in Powell, OH, is an innovative futures broker offering direct access futures trading through its proprietary software platform, OEC Trader. In addition to futures, OEC clients can also trade forex, options and equities all through the OEC Trader platform. For additional company information, visit www.openecry.com

Media Contact

Mike Geller, Edelman for GAIN Capital

+1 212.729.2163

pr@gaincapital.com

Investor Relations Contact

Hugh Collins and Lynn Morgen

MBS Value Partners

gain@mbsvalue.com

Forward Looking Statements

In addition to historical information, this press release contains “forward-looking” statements that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital’s annual report on Form 10-K, as filed with the Securities and Exchange Commission on March 15, 2012, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, changes in tax policy or accounting rules, fluctuations in foreign exchange rates, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.